Exhibit 99.1

COMSCORE, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Overview
On May 27, 2026, comScore, Inc. (the "Company"), entered into an Equity Purchase Agreement (the "Purchase Agreement") with an affiliate of Advaya Capital, Flix Buyer Inc. (the "Purchaser"), pursuant to which the Company sold its box office measurement, reporting and analytics business and its Hollywood Software business (collectively, the "Movies Business"), including 100% of the interests of Rentrak, LLC ("Rentrak"), an Oregon limited liability company and wholly owned subsidiary of the Company, to the Purchaser for an aggregate base purchase price of $70.0 million in cash, subject to customary adjustments and other terms as more fully set forth in the Purchase Agreement (the "Transaction"). The Transaction was completed simultaneously with the signing of the Purchase Agreement on May 27, 2026 (the "Closing Date").
In connection with the Transaction, the Company and Rentrak, or their respective affiliates, entered into various ancillary agreements, including transition service agreements pursuant to which the Company or its affiliate will provide Rentrak or its affiliate with certain transition services for a limited period following the Closing Date.
Also on the Closing Date, in connection with the Transaction and pursuant to a payoff letter agreement between the Company and Blue Torch Finance LLC, as administrative agent and collateral agent, the Company used a portion of proceeds from the Transaction to repay in full all of its obligations under the Financing Agreement, dated as of December 31, 2024, by and among the Company, as administrative borrower; each subsidiary of the Company party thereto as a guarantor; Blue Torch Finance LLC, as administrative agent and collateral agent; and the lenders from time to time party thereto (as amended, the "Credit Agreement"). Upon receipt of such repayment, which totaled approximately $40.1 million, the Credit Agreement and related documents and obligations, including all obligations of the lenders under the Credit Agreement to extend credit to the Company and all guarantees, liens and security interests provided thereunder, were terminated. For purposes of these financial statements, the Credit Agreement repayment, termination and related matters are referred to collectively as the "Credit Agreement Termination".
Basis of Presentation
The following unaudited pro forma condensed consolidated financial statements of the Company and its subsidiaries were derived from its historical consolidated financial statements and are being presented to give effect to the Transaction and the Credit Agreement Termination. The unaudited pro forma Condensed Consolidated Balance Sheet as of March 31, 2026 gives effect to the Transaction and the Credit Agreement Termination as if these events had occurred on March 31, 2026. The unaudited pro forma Condensed Consolidated Statements of Operations for the three months ended March 31, 2026 and for the year ended December 31, 2025 reflect pro forma results of the Company's operations as if the Transaction and the Credit Agreement Termination had occurred on January 1, 2025, the beginning of the Company's most recently completed fiscal year.
The unaudited pro forma condensed consolidated financial statements should be read in conjunction with: (i) the accompanying notes to the unaudited pro forma condensed consolidated financial statements, (ii) the Company's audited consolidated financial statements, the accompanying notes and Management's Discussion and Analysis of Financial Condition and Results of Operations included in the Company's Annual Report on Form 10-K for the year ended December 31, 2025, filed on March 26, 2026, and (iii) the Company's unaudited condensed consolidated financial statements, the accompanying notes and Management's Discussion and Analysis of Financial Condition and Results of Operations included in the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 2026, filed on May 15, 2026.
The unaudited pro forma condensed consolidated financial statements, which have been prepared in accordance with Rule 8-05 and Article 11 of U.S. Securities and Exchange Commission ("SEC") Regulation S-X, are for informational purposes only and are not intended to be a complete presentation of the Company's operating results or financial position had the Transaction and the Credit Agreement Termination occurred as of and for the periods indicated, nor do they purport to project the results of operations or financial position for any future period or as of any future date. Accordingly, such information should not be relied upon as an indicator of future performance, financial condition or liquidity.

COMSCORE, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

As of March 31, 2026 (in thousands except for share and per share data)	Historical Comscore (as reported)	Movies Business (Note 1)	Pro Forma Adjustments (Note 2)	Notes	Pro Forma Comscore
ASSETS

Current assets:
Cash and cash equivalents	$22,044	$(4,611)	$18,403	c	$35,836
Restricted cash	3,038	—	4,000	d	7,038
Accounts receivable	55,533	(2,393)	—		53,140
Prepaid expenses and other current assets	11,742	(386)	4,143	e	15,499
Total current assets	92,357	(7,390)	26,546		111,513

Property and equipment, net	43,048	(3,089)	—		39,959
Operating right-of-use assets	7,332	(302)	—		7,030
Deferred tax assets	3,033	12	—		3,045
Intangible assets, net	1,897	—	—		1,897
Goodwill	248,131	(63,078)	—		185,053
Other non-current assets	4,372	(125)	(878)	f	3,369
Total assets	$400,170	$(73,972)	$25,668		$351,866

LIABILITIES

Current liabilities:
Accounts payable	$22,004	$(808)	$—		$21,196
Accrued expenses	45,096	(3,283)	5,212	g	47,025
Contract liabilities	42,970	(2,667)	—		40,303
Customer advances	7,465	—	—		7,465
Current operating lease liabilities	8,838	(183)	—		8,655
Other current liabilities	7,264	(2,949)	2,199	h	6,514
Total current liabilities	133,637	(9,890)	7,411		131,158

Secured term loan	34,268	—	(34,268)	i	—
Non-current operating lease liabilities	4,085	(119)	—		3,966
Non-current portion of accrued data costs	21,817	—	—		21,817
Deferred tax liabilities	2,354	—	—		2,354
Non-current payable to preferred stockholders	4,611	—	—		4,611
Other non-current liabilities	4,750	(58)	—		4,692
Total liabilities	205,522	(10,067)	(26,857)		168,598

Series C convertible redeemable preferred stock	89,654	—	—		89,654
STOCKHOLDERS EQUITY:
Preferred stock	—	—	—		—
Common stock	15	—	—		15
Additional paid-in capital	1,783,009	—	—		1,783,009
Accumulated other comprehensive loss	(11,803)	—	—		(11,803)
Accumulated deficit	(1,436,243)	(63,905)	52,525	j	(1,447,623)
Treasury stock, at cost	(229,984)	—	—		(229,984)
Total stockholders' equity	104,994	(63,905)	52,525		93,614
Total liabilities, convertible redeemable preferred stock and stockholders' equity	$400,170	$(73,972)	$25,668		$351,866

COMSCORE, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the three months ended March 31, 2026 (in thousands, except share and per share data)	Historical Comscore (as reported)	Movies Business (Note 1)	Pro Forma Adjustments (Note 2)	Notes	Pro Forma Comscore

Revenues	$85,322	$(9,951)	$—		$75,371

Cost of revenues	52,988	(3,223)	—		49,765
Selling and marketing	15,656	(2,698)	—		12,958
Research and development	7,786	—	—		7,786
General and administrative	12,780	(919)	(100)	k	11,761
Amortization of intangible assets	632	—	—		632
Total expenses from operations	89,842	(6,840)	(100)		82,902
Loss from operations	(4,520)	(3,111)	100		(7,531)
Gain from foreign currency transactions	1,240	(82)	—		1,158
Interest expense, net	(1,750)	(6)	1,518	l	(238)
Loss on partial extinguishment of debt	(362)	—	362	m	—
Loss before income taxes	(5,392)	(3,199)	1,980		(6,611)
Income tax provision	(856)	59	—		(797)
Net loss	$(6,248)	$(3,140)	$1,980		$(7,408)

Net loss available to common stockholders	$(6,248)	$(3,140)	$1,980		$(7,408)

Net loss per common share:
Basic and diluted	$(0.41)				$(0.49)
Weighted-average number of shares used in per share calculation - common stock:
Basic and diluted	15,140,260				15,140,260

COMSCORE, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the year ended December 31, 2025 (in thousands, except share and per share data)	Historical Comscore (as reported)	Movies Business (Note 1)	Pro Forma Adjustments (Note 2)	Notes	Pro Forma Comscore

Revenues	$357,469	$(38,420)	$—		$319,049

Cost of revenues	212,761	(11,543)	—		201,218
Selling and marketing	59,902	(10,977)	—		48,925
Research and development	30,174	—	—		30,174
General and administrative	47,594	(3,220)	5,059	n	49,433
Amortization of intangible assets	2,529	—	—		2,529
Total expenses from operations	352,960	(25,740)	5,059		332,279
Income from operations	4,509	(12,680)	(5,059)		(13,230)
Loss from foreign currency transactions	(5,892)	55	—		(5,837)
Interest expense, net	(6,693)	(17)	6,372	o	(338)
Other income, net	—	—	2,000	p	2,000
Loss before income taxes	(8,076)	(12,642)	3,313		(17,405)
Income tax provision	(1,928)	5	(1,500)	q	(3,423)
Net loss	$(10,004)	$(12,637)	$1,813		$(20,828)
Net income available to common stockholders:
Net loss	$(10,004)	$—	$—		$(20,828)
Convertible redeemable preferred stock dividends	(18,767)	—	—		(18,767)
Preferred stockholders' deemed contribution	73,044	—	—		73,044
Net income allocated to convertible redeemable preferred stock	(21,704)	—	—		(21,704)
Net income available to common stockholders	$22,569	$—	$—		$11,745

Net income per common share:
Basic	$4.30				$2.24
Diluted	$4.25				$2.21
Weighted-average number of shares used in per share calculation - common stock:
Basic	5,247,356				5,247,356
Diluted	5,307,608				5,307,608

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
The unaudited pro forma Condensed Consolidated Balance Sheet as of March 31, 2026, and the unaudited pro forma Condensed Consolidated Statements of Operations for the three months ended March 31, 2026 and for the year ended December 31, 2025, include the following adjustments:
Note 1 – Movies Business
The Movies Business adjustments reflect the Company's current best estimate of the operations, assets and liabilities for the Movies Business that were disposed of pursuant to the Purchase Agreement. These amounts are considered preliminary and as such, actual amounts could differ materially from these estimates. The Company currently expects to finalize its accounting for the Transaction in connection with the preparation of its financial statements for the three and six months ended June 30, 2026.
Note 2 – Transaction Pro Forma Adjustments
The unaudited pro forma Condensed Consolidated Balance Sheet as of March 31, 2026 and the unaudited pro forma Condensed Consolidated Statements of Operations for the three months ended March 31, 2026 and year ended December 31, 2025 reflect the following pro forma adjustments discussed below, which are inclusive of the adjustments required to record the initial cash proceeds (net of transaction costs) received in connection with the disposal of the Movies Business and recognition of the estimated loss on sale in accumulated deficit. These amounts are considered preliminary and as such, actual amounts could differ materially from these estimates.
(a)Estimated initial net cash proceeds in connection with the disposal of the Movies Business are as follows:

(In thousands)
Base purchase price	$70,000
Initial purchase price adjustments	(7,829)
Initial consideration	62,171
Funding of escrow accounts	(4,000)
Transaction costs paid at closing	(337)
Net cash proceeds at closing	$57,834
Initial purchase price adjustments reflect certain items specified in the Purchase Agreement, including preliminary estimates for closing net working capital, closing indebtedness, certain intercompany account costs, and approximately $5.3 million of accounts receivable that were either transferred to the Company upon closing or will be collected and remitted to the Company after closing.
(b)Estimated initial loss on the disposal of the Movies Business, assuming the Company completed the sale on March 31, 2026, is as follows:

(In thousands)
Initial consideration from above	$62,171
Plus: Other cash receivable collectible from the Purchaser	1,382
Less: Estimated transaction costs	5,549
Less: Net assets sold	63,905
Initial pre-tax loss on sale	(5,902)
Estimated tax expense	(1,500)
Estimated initial after-tax loss on sale	(7,402)
For purposes of the unaudited pro forma Condensed Consolidated Balance Sheet, the estimated loss recognized in accumulated deficit is based on the net carrying value of the Movies Business as of March 31, 2026, rather than as of the Closing Date of the Transaction. As a result, the estimated loss reflected herein may differ materially from the actual loss on the disposal of the Movies Business as of the Closing Date because of differences in the carrying value of assets and liabilities as of the Closing Date.

(c)Reflects (i) the initial net cash proceeds of $57.8 million per (a) above, partially offset by (ii) the principal payment of $39.0 million, $390 thousand of prepayment premium and $53 thousand of external legal fees paid in connection with the Credit Agreement Termination.
(d)Reflects adjustments of $4.0 million, composed of $2.5 million for an indemnification-related escrow and $1.5 million for a purchase-price adjustment escrow, which are subject to the terms and conditions of the Purchase Agreement and a related escrow agreement.
(e)Reflects an increase in other receivables of $1.4 million per (b) above and $2.9 million for an intercompany dividend receivable, partially offset by an adjustment of $187.5 thousand for agency fees that were prepaid to Blue Torch Finance LLC for the 2026 period.
(f)Reflects adjustments for unamortized issuance costs related to the revolving credit facility under the Credit Agreement.
(g)Reflects adjustments for non-recurring costs related to the Transaction and the Credit Agreement Termination that were incurred subsequent to March 31, 2026 and recorded in accrued expenses.
(h)Reflects adjustments of $1.5 million for an increase in income taxes payable related to the expected tax impact of the Transaction and $2.9 million for the reclass of the intercompany dividend receivable per (e) above, partially offset by $2.3 million for the payment of the current portion of the term loan under the Credit Agreement prior to its maturity date.
(i)Reflects non-current adjustments for the term loan under the Credit Agreement, consisting of $36.7 million for the payment of the term loan, partially offset by unamortized debt issuance costs and debt discount related to the term loan of $2.5 million.
(j)Reflects the cumulative effect of the adjustments discussed within (c) through (i) above.
(k)Reflects an adjustment for unused commitment fees related to the revolving credit facility associated with assumed extinguishment of the Credit Agreement as of January 1, 2025.
(l)Reflects an adjustment for the interest expense and amortization of debt discount and debt issuance costs associated with the assumed repayment of the term loan under the Credit Agreement as of January 1, 2025.
(m)Reflects an adjustment for the loss on extinguishment of debt related to the assumed repayment of the term loan under the Credit Agreement as of January 1, 2025.
(n)Reflects adjustments of $5.2 million to recognize non-recurring costs related to the Transaction and the Credit Agreement Termination that were incurred subsequent to March 31, 2026, assuming the Transaction and the Credit Agreement Termination occurred on January 1, 2025, partially offset by an adjustment of $154 thousand for unused commitment fees related to the revolving credit facility associated with the assumed Credit Agreement Termination as of January 1, 2025.
(o)Reflects an adjustment for the interest expense and amortization of debt discount and debt issuance costs associated with the assumed repayment of the term loan under the Credit Agreement as of January 1, 2025.
(p)In connection with the Transaction, the Company and Rentrak (or their affiliates) entered into transition service agreements to provide certain services over a specified period of time. This adjustment is an estimate of the income that the Company expects to recognize related to the services provided to Rentrak (or its affiliate) under the transition service agreements as if the transition service agreements were in effect on January 1, 2025.
(q)Reflects an adjustment to income tax expense for the estimated U.S. state tax impact of the Transaction. The Company does not expect to incur any significant U.S. federal or foreign income taxes as a result of the Transaction.